UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 9, 2008

Illumina, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-30361	33-0804655
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

9885 Towne Centre Drive, San Diego, California		92121-1975
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(858) 202-4500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On January 9, 2008, Illumina, Inc. (the Company) and Affymetrix, Inc. entered into a settlement agreement relating to certain patent litigation between the parties. In legal actions pending in the United States District Court for the District of Delaware, the Regional Court in Düsseldorf (Germany) and the High Court of Justice, Chancery Division – Patents Court in London (United Kingdom), Affymetrix has claimed, among other things, that the use, manufacture and sale of certain of the Company’s products and services, including the Company’s Array Matrix and BeadChip products and Genome Analyzer, infringe certain Affymetrix patents. The Company filed answers to these claims, claiming non-infringement of the Affymetrix patents and that these patents were invalid and unenforceable, and asserted certain counterclaims against Affymetrix. This litigation was still pending at the time the parties entered into the settlement agreement.

Pursuant to the settlement agreement, the Company agreed, without admitting liability, to make a one-time payment to Affymetrix of $90 million. Affymetrix agreed to dismiss with prejudice the relevant lawsuits it had brought against the Company, and the Company agreed to dismiss with prejudice its counterclaims in the relevant lawsuits. In exchange for the payment, Affymetrix agreed not to sue the Company, its affiliates and their customers under any and all Affymetrix patents and patent applications for making, using or selling any of the Company’s current products, products in development, and evolutions of those products and related services. In addition, Affymetrix also agreed not to sue the Company for four years for making, using or selling products or services of the Company that are based on future technology developments. These covenants not to sue cover all fields other than photolithography, the process by which Affymetrix manufactures its arrays and a field in which the Company does not currently operate.

The above description of the settlement agreement does not purport to be complete and is qualified in its entirety by the terms and conditions of the settlement agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 30, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Illumina, Inc.

January 15, 2008	By:	/s/ Christian O. Henry

Name: Christian O. Henry
Title: Senior Vice President & Chief Financial Officer